                                                     Registration No. 333-15705


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                 Amendment No. 5

                                       to
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                                  EPITOPE, INC.
             (Exact name of registrant as specified in its charter)

        Oregon                         3841                     93-0779127
(State of incorporation)  (Primary Standard Industrial        (IRS employer
                            Classification Code Number       identification
                                                                 number)

               8505 S.W. Creekside Place, Beaverton, Oregon 97008
                                 (503) 641-6115
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

          Adolph J. Ferro, Ph.D., PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  Epitope, Inc.
               8505 S.W. Creekside Place, Beaverton, Oregon 97008
                                 (503) 641-6115
   (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
Erich W. Merrill, Jr.                        Charles W. Mulaney, Jr.
Miller, Nash, Wiener, Hager & Carlsen LLP    Rodd M. Schreiber
111 S.W. Fifth Avenue                        Skadden, Arps, Slate,
Portland, Oregon 97204-3699                  Meagher & Flom (Illinois)
(503) 224-5858                               333 W. Wacker Drive
                                             Chicago, Illinois 60606
                                             (312) 407-0700

Approximate date of commencement of proposed sale to the public: As soon as possible after approval by shareholders.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                     PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS/PROXY STATEMENT


Item 21.  Exhibits and Financial Statement Schedules.

         (a) The exhibits to the Registration Statement required by Item 601 to Regulation S-K are listed in the index to exhibits following the signature page of this Registration Statement.

         (b) All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements or related notes.

         (c)      Not applicable.


                                                  Part II - 1

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beaverton, state of Oregon, on March 17, 1997.

                                         EPITOPE, INC.

                                         By /s/ GILBERT N. MILLER
                                              Gilbert N. Miller,
                                              Executive Vice President
                                              and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment to this Registration Statement has been signed on March 17, 1997, by the following persons in the capacities indicated.


Signature                                                    Title
-----------                                                  -------

*ADOLPH J. FERRO, PH.D.                                      President, Chief Executive Officer
Adolph J. Ferro, Ph.D.                                       and Director
                                                             (Principal Executive Officer)

/s/ GILBERT N. MILLER                                        Executive Vice President,
Gilbert N. Miller                                            Chief Financial Officer and Treasurer
                                                             (Principal Financial Officer)

*MARK V. ALLRED                                              Controller
Mark V. Allred                                               (Principal Accounting Officer)


*W. CHARLES ARMSTRONG                                        Director
W. Charles Armstrong


*RICHARD K. DONAHUE                                          Director
Richard K. Donahue


*ANDREW S. GOLDSTEIN                                         Director
Andrew S. Goldstein


*MARGARET H. JORDAN                                          Director
Margaret H. Jordan


*R. DOUGLAS NORBY                                            Director
R. Douglas Norby


*MICHAEL J. PAXTON                                           Director
Michael J. Paxton


                                                  Part II - 2





*ROGER L. PRINGLE                                            Director
Roger L. Pringle


*G. PATRICK SHEAFFER                                         Director
G. Patrick Sheaffer

*By /s/ GILBERT N. MILLER
    Gilbert N. Miller
    (Attorney-in-Fact)

                                                  Part II - 3

                                                 INDEX TO EXHIBITS


Exhibit
Number      Exhibit
-------     -------
2           Acquisition  and Merger  Agreement  among Epitope,  Inc.,  Thamscoe,
            Inc., Andrew and Williamson Sales, Co., and the shareholders of Andrew and Williamson Sales, Co., dated as of November 6, 1996.
            Incorporated  by  reference  to Exhibit 2 to the  Company's  Current
            Report on Form 8-K dated November 6, 1996.

3.1         Restated Articles of Incorporation,  as amended,  of the Registrant.
            Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 29, 1991.

3.2         Restated  Bylaws of the  Registrant.  Incorporated  by  reference to
            Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (the "1996 10-K").

4.1         Restated Articles of Incorporation,  as amended,  of the Registrant.
            Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 29, 1991.

4.2 Article V of Restated Articles of Incorporation as proposed to be amended. Included in Part I as Annex II to the Prospectus/Proxy Statement included in this Registration Statement.

4.3 Note Purchase Agreement dated June 10, 1992, among Agritope, Inc., the Registrant, and certain investors. Copies of the agreements with individual investors shall be filed with the Commission upon request pursuant to Item 601, Instruction 2. Incorporated by reference to
            Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarterly period ended June 30, 1992.

5 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP regarding legality of the Agritope Common Stock.*

8 Opinion of Miller, Nash, Wiener, Hager & Carlsen LLP regarding tax matters.*

10.1 Incentive Stock Option Plan of Registrant, as amended. Incorporated by reference to Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "1994 10-K").

10.2 Amended and Restated Epitope, Inc., 1991 Stock Award Plan ("1991 Plan"). Incorporated by reference to Exhibit 10.2 to the 1994 10-K.

10.3        Agritope,  Inc., 1992 Stock Award Plan. Incorporated by reference to
            Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1992 (the "1992 10-K").

10.4 Form of Nonqualified Stock Option Agreement issued to certain officers and directors of Registrant pursuant to Agritope, Inc., 1992 Stock Award Plan. Incorporated by reference to Exhibit 10.4 to the 1992 10-K.

10.5 Lease dated July 17, 1990, among Registrant, Koll Woodside Associates, a California general partnership, and Petula Associates, Ltd., an Iowa corporation. Incorporated by reference to Exhibit 10.5 to the 1994 10-K.


                                                   Index - 1

10.6 Fourth Amendment dated May 20, 1994, to Lease dated July 17, 1990, among Registrant, Koll Woodside Associates, a California general partnership, and Petula Associates, Ltd., an Iowa corporation.
            Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarterly period ended June 30, 1994 ("June 1994 10-Q").

10.7 Business Park Lease dated May 5, 1994, among Registrant, Koll Woodside Associates, a California general partnership, and Petula Associates, Ltd., an Iowa corporation. Incorporated by reference to
            Exhibit 10.2 to the June 1994 10-Q.

10.8 Business Park Lease dated as of December 16, 1994, among Registrant, Petula Associates, Ltd., an Iowa corporation, and Koll Portland
            Associates, a California general partnership. Incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarterly period ended December 31, 1994.

10.9        Lease  Agreement dated as of October 15, 1993,  between  Kathryne L.
            Brown and Agrimax Floral Products, Inc. Incorporated by reference to
            Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarterly period ended December 31, 1993 ("December 1993 10-Q").

10.10 Office/Warehouse Lease dated as of August 25, 1994, between Tonka Bay Associates as agent for M Corp. of Illinois and Agrimax Floral Products, Inc. Incorporated by reference to Exhibit 10.10 to the 1994 10-K.

10.11 Lease dated as of December 12, 1996, between Williamson and Andrew and Andrew and Williamson Sales, Co. Incorporated by reference to
            Exhibit 10.12 to the 1996 10-K.

10.12 Agreement dated December 9, 1987, between Registrant and Adolph Ferro, Ph.D. Incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-1 (No. 33-18722) (the "1988 S-1").

10.13 Amendment to Agreement of December 9, 1987, between Registrant and Adolph J. Ferro, Ph.D. Incorporated by reference to Exhibit 10.14 to the 1996 10-K.

10.14 Distribution Agreement dated as of April 1, 1994, between Registrant and Organon Teknika Corporation. Incorporated by reference to
            Exhibit 10.3 to the June 1994 10-Q.

10.15 Supply Agreement dated as of April 1, 1994, between Registrant and Organon Teknika Corporation. Incorporated by reference to Exhibit
            10.4 to the June 1994 10-Q.

10.16 Superior Tomato Associates, L.L.C. Operating Agreement dated as of February 19, 1996, among Sunseeds Company, Andrew and Williamson Sales, Co., and Agritope, Inc. Incorporated by reference to Exhibit
            10.18 to the 1996 10-K.

10.17 Development and Marketing Agreement dated as of February 19, 1996, among Superior Tomato Associates, L.L.C., Agritope, Inc., Sunseeds Company, and Andrew and Williamson Sales, Co. Incorporated by reference to Exhibit 10.19 to the 1996 10-K.

10.18       Form of Indemnification Agreement for directors and officers.*

10.19 Amended and Restated Employment Agreement dated January 8, 1991, between Andrew S. Goldstein and Registrant. Incorporated by reference to Exhibit 10.28 to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1991 (the "1991 10-K").

10.20 Amended and Restated Employment Agreement dated January 9, 1991, between Adolph J. Ferro, Ph.D., and Registrant. Incorporated by reference to Exhibit 10.29 to the 1991 10-K.


                                                   Index - 2

10.21 Employment Agreement dated January 28, 1990, between Gilbert N. Miller and Registrant. Incorporated by reference to Exhibit 10.19 to the 1994 10-K.

10.22 Employment Agreement dated July 1, 1990, between John H. Fitchen, M.D. and Registrant. Incorporated by reference to Exhibit 10.20 to the 1994 10-K.

10.23 Employment Agreement dated July 15, 1995, between Byron A. Allen, Jr., and Registrant. Incorporated by reference to Exhibit 10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

10.24 Employment Agreement dated May 31, 1995, between Joseph A. Bouckaert and Vinifera, Inc.*

10.25 Employment Agreement dated August 17, 1992, between Richard K. Bestwick, Ph.D., and Agritope, Inc.*

10.26       Employment  Agreement  dated  December  12,  1996,  between  Fred L.
            Williamson and Andrew and Williamson Sales, Co. Incorporated by reference to Exhibit 10.28 to the 1996 10-K.

10.27       Credit  Agreement  dated August 5, 1996,  between  Wells Fargo Bank,
            National   Association   and  Andrew  and  Williamson   Sales,   Co.
            Incorporated by reference to Exhibit 10.29 to the 1996 10-K.

10.28 Development, License and Supply Agreement between Registrant and SmithKline Beecham plc dated February 24, 1995, as amended. Portions of this agreement have been granted confidential treatment. Incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarterly period ended June 30, 1995.

21 The Registrant's subsidiaries are Agritope, Inc., an Oregon corporation, Vinifera, Inc., an Oregon corporation, Andrew and Williamson Sales, Co., a California corporation, and Agrimax Floral Products, Inc., a Minnesota corporation. The Registrant also owns a 67 percent interest in Strategic Tomato Associates, L.L.C., a Delaware limited liability company, and a 60 percent interest in Epitope KK, a Japanese limited liability company.

23.1        Consent of Price Waterhouse LLP.*


23.2        Consent of Boros and Farrington.


23.3 Consents of Miller, Nash, Wiener, Hager & Carlsen LLP. Included in Exhibits 5 and 8.

24          Powers of Attorney.*

99          Form of proxy.*


Other exhibits listed in Item 601 of Regulation S-K are not applicable.


*Previously filed.